Exhibit 23

Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
CA, Inc.:
We consent to the incorporation by reference in the Registration Statement No. 333-174849 on Form S-3 and Registration Statement Nos. 333-183731, 333-177558, 333-176166, 333-146173, 333-120849, 333-108665, 333-100896, 333-88916, 333-32942, 333-31284, 333-83147, 333-80883, 333-79727, 333-62055, 333-19071, 333-04801, 333-127602, 333-127601, 333-126273, 33-64377, 33-53915, 33-53572, 33-34607, 33-18322, 33-20797, 2-92355, 2-87495 and 2-79751 on Form S-8 of CA, Inc. and subsidiaries of our report dated May 9, 2013, with respect to the consolidated balance sheets of CA, Inc. and subsidiaries as of March 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows for each of the fiscal years in the three-year period ended March 31, 2013, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of March 31, 2013, which report appears in the March 31, 2013, annual report on Form 10-K of CA, Inc.

/s/ KPMG LLP
New York, New York
May 9, 2013